Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Second Quarter Earnings
Announces Broad Cost Reduction Actions Due to Weak Economy
MEMPHIS, Tenn., December 18, 2008 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.58 per diluted share for the second quarter ended November 30, compared to $1.54 per diluted share a year ago.
“Our financial performance is increasingly being challenged by some of the worst economic conditions in the company’s 35-year operating history,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We are managing our costs and taking full advantage of market opportunities, and our team members are delivering every day on our promise to ‘make every customer experience outstanding’. However, with the decline in shipping trends during our second quarter and the expectation that economic conditions will remain very difficult through calendar 2009, we are taking additional actions necessary to help offset weak demand, protect our business and minimize the loss of jobs.”
Cost Reductions
FedEx has already taken actions to reduce over $1 billion of expenses for all of fiscal 2009, including:
•	Elimination of variable compensation payouts

•	Hiring freeze

•	Volume-related reductions in labor hours and line-haul expenses

•	Discretionary spending cuts

•	Personnel reductions at FedEx Freight and FedEx Office
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FedEx is now implementing a number of additional cost reduction initiatives to mitigate the effects of deteriorating business conditions, including:
•	Base salary decreases, effective January 1, 2009:
•	20% reduction for FedEx Corp. CEO Frederick W. Smith

•	7.5%-10.0% reduction for other senior FedEx executives

•	5.0% reduction for remaining U.S. salaried exempt personnel
•	Elimination of calendar 2009 merit-based salary increases for U.S. salaried exempt personnel

•	Suspension of 401(k) company matching contributions for a minimum of one year, effective February 1, 2009
These additional actions are expected to reduce expenses by $200 million during the remainder of fiscal 2009 and approximately $600 million in fiscal 2010. In addition to these actions, each operating company is evaluating other measures should business conditions further deteriorate.
Outlook
FedEx reaffirms last week’s earnings estimate of $3.50 to $4.75 per diluted share for fiscal 2009, which assumes weak global macroeconomic conditions, anticipated volume gains from DHL and stable fuel prices. The company’s earnings estimate for the second half of fiscal 2009 is $0.69 to $1.94 per diluted share. FedEx will not provide third quarter guidance due to significant economic uncertainty and the difficulty in forecasting the impact of recently acquired DHL customers. Capital spending is now expected to be $2.4 billion for fiscal 2009, down from $3.0 billion at the start of the year.
“While the departure of DHL from the U.S. domestic package market presents a rare opportunity, significant uncertainty exists in the global economy,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our latest earnings outlook reflects that uncertainty and incorporates the expected savings from our cost reduction actions.”
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Second Quarter Results
FedEx Corp. reported the following consolidated results for the second quarter:
•	Revenue of $9.54 billion, up 1% from $9.45 billion the previous year

•	Operating income of $784 million, up from $783 million a year ago

•	Operating margin of 8.2%, down from 8.3% the previous year

•	Net income of $493 million, up 3% from last year’s $479 million
Total combined average daily package volume in the FedEx Express and FedEx Ground segments was down 2% year over year, as the weak economy reduced demand for shipping services.
Operating income was essentially flat, as the company significantly benefited from rapidly declining fuel prices and from the timing lag that exists between when fuel prices change and when indexed fuel surcharges automatically adjust. These benefits and the cost reduction activities were offset by the negative impact of lower shipping volumes resulting from the weak global economy.
FedEx Express Segment
For the second quarter, the FedEx Express segment reported:
•	Revenue of $6.10 billion, up 1% from last year’s $6.04 billion

•	Operating income of $540 million, up 2% from $531 million a year ago

•	Operating margin of 8.9%, up from 8.8% the previous year
Volume and revenue growth were significantly impacted by global economic weakness. Operating income and margin reflect the benefits of rapidly decreasing fuel prices during the quarter and of the timing lag that exists between when fuel prices change and when indexed fuel surcharges automatically adjust. Results also include benefits from cost-containment activities, such as volume-related reductions in flight hours, labor hours and fuel consumption.
FedEx International Priority® (IP) package revenue grew 1% for the quarter, driven by 8% growth in revenue per package due to higher fuel surcharges. IP average daily package volume declined 7%. FedEx International Priority
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Freight® revenue grew 4%. U.S. domestic express package volume declined 8%, while revenue per package increased 9% due to higher fuel surcharges.
FedEx Ground Segment
For the second quarter, the FedEx Ground segment reported:
•	Revenue of $1.79 billion, up 5% from last year’s $1.70 billion

•	Operating income of $212 million, up 23% from $173 million a year ago

•	Operating margin of 11.9%, up from 10.2% the previous year
FedEx Ground average daily package volume was down 1% year over year, as continued growth in the FedEx Home Delivery service was more than offset by a decline in commercial volume. Yield improved 6% primarily due to higher fuel surcharges. FedEx SmartPost revenue increased 11% with one fewer operating day, while average daily volume grew 16% largely due to DHL’s discontinuation of its @Home service at the beginning of the quarter.
Operating income was higher primarily due to the timing impact of fuel surcharges.
FedEx Freight Segment
For the second quarter, the FedEx Freight segment reported:
•	Revenue of $1.20 billion, down 3% from last year’s $1.24 billion

•	Operating income of $32 million, down 59% from $79 million a year ago

•	Operating margin of 2.7%, down from 6.4% the previous year
Less-than-truckload (LTL) average daily shipments decreased 2% year over year, as market share gains were more than offset by the weakening U.S. economy. LTL yield declined 1%, as higher fuel surcharges were offset by the effects of a competitive pricing environment.
Operating income and margin decreased in the quarter due to the competitive pricing environment and lower average daily shipments, partially offset by the benefits from lower variable incentive compensation and continued cost containment initiatives, including the alignment of staffing to current volume levels.
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FedEx Services Segment
FedEx Services segment revenue, which includes the operations of FedEx Office and FedEx Global Supply Chain Services, was down 4% year over year, as declines in copy revenues exceeded revenue generated from FedEx Office locations opened in the last year. The company expects continued deterioration in the core FedEx Office business, and has announced staffing reductions and location closures so that expenses are in line with revenue.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $39 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2009 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 18 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, the impact of high fuel prices, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
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FEDEX CORP. FINANCIAL HIGHLIGHTS
Second Quarter Fiscal 2009
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2008	2007	%	2008	2007	%
Revenue:
FedEx Express segment	$6,098	$6,037	1%	$12,517	$11,926	5%
FedEx Ground segment	1,789	1,698	5%	3,550	3,316	7%
FedEx Freight segment	1,200	1,236	(3%)	2,553	2,469	3%
FedEx Services segment	528	550	(4%)	1,041	1,075	(3%)
Other & eliminations	(77)	(70)	NM	(153)	(136)	NM

Total Revenue	9,538	9,451	1%	19,508	18,650	5%

Operating Expenses:
Salaries and employee benefits	3,503	3,510	(0%)	7,088	6,993	1%
Purchased transportation[1]	1,181	1,178	0%	2,459	2,235	10%
Rentals and landing fees	612	611	0%	1,229	1,204	2%
Depreciation and amortization	491	482	2%	983	955	3%
Fuel[1]	1,106	1,018	9%	2,634	1,950	35%
Maintenance and repairs	521	519	0%	1,058	1,063	(0%)
Other	1,340	1,350	(1%)	2,643	2,653	(0%)

Total Operating Expenses	8,754	8,668	1%	18,094	17,053	6%

Operating Income:
FedEx Express segment	540	531	2%	885	1,050	(16%)
FedEx Ground segment	212	173	23%	408	363	12%
FedEx Freight segment	32	79	(59%)	121	184	(34%)

Total Operating Income	784	783	0%	1,414	1,597	(11%)

Other Income (Expense):
Interest, net	(10)	(15)	(33%)	(19)	(40)	(53%)
Other, net	—	—	NM	(3)	(2)	NM

Total Other Income (Expense)	(10)	(15)	(33%)	(22)	(42)	(48%)

Pretax Income	774	768	1%	1,392	1,555	(10%)

Provision for Income Taxes	281	289	(3%)	515	582	(12%)

Net Income	$493	$479	3%	$877	$973	(10%)

Diluted Earnings Per Share	$1.58	$1.54	3%	$2.81	$3.12	(10%)

Weighted Average Common and Common Equivalent Shares	312	312	0%	313	312	0%

Capital Expenditures	$750	$747	0%	$1,387	$1,522	(9%)

Average Full-Time Equivalents (000s)	252	256	(2%)	252	253	(0%)

1	-	FedEx Ground reclassified certain fuel supplement costs related to its independent contractors from fuel expense to purchased transportation expense to conform to the current period presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Second Quarter Fiscal 2009
(In millions)

	Nov. 30, 2008
	(Unaudited)	May 31, 2008

ASSETS

Current Assets:
Cash and cash equivalents	$1,542	$1,539
Other current assets	5,292	5,705

Total Current Assets	6,834	7,244

Net Property and Equipment	13,610	13,478

Other Long-Term Assets	5,940	4,911

	$26,384	$25,633

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$1,089	$502
Other current liabilities	4,434	4,866

Total Current Liabilities	5,523	5,368

Long-Term Debt, Less Current Portion	918	1,506

Other Long-Term Liabilities	4,462	4,233

Total Common Stockholders’ Investment	15,481	14,526

	$26,384	$25,633

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Second Quarter Fiscal 2009
(In millions)
(Unaudited)

	Six Months Ended
	November 30
	2008	2007

Operating Activities:
Net income	$877	$973
Noncash charges:
Depreciation and amortization	983	955
Other, net	213	146
Changes in operating assets and liabilities, net	(618)	(810)

Net cash provided by operating activities	1,455	1,264

Investing Activities:
Capital expenditures	(1,387)	(1,522)
Proceeds from asset dispositions and other	30	20

Net cash used in investing activities	(1,357)	(1,502)

Financing Activities:
Principal payments on debt	(1)	(515)
Dividends paid	(68)	(62)
Other, net	9	62

Net cash used in financing activities	(60)	(515)

Effect of exchange rate changes on cash	(35)	14

Net increase (decrease) in cash and cash equivalents	3	(739)

Cash and cash equivalents at beginning of period	1,539	1,569

Cash and cash equivalents at end of period	$1,542	$830

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2009
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
FINANCIAL HIGHLIGHTS	2008	2007	%	2008	2007	%

Revenue	$6,098	$6,037	1%	$12,517	$11,926	5%

Operating Expenses:
Salaries and employee benefits	2,059	2,059	—	4,188	4,119	2%
Purchased transportation	294	299	(2%)	630	579	9%
Rentals and landing fees	403	417	(3%)	820	828	(1%)
Depreciation and amortization	241	234	3%	480	464	3%
Fuel	953	872	9%	2,272	1,672	36%
Maintenance and repairs	381	376	1%	775	778	(0%)
Intercompany charges	532	536	(1%)	1,065	1,051	1%
Other	695	713	(3%)	1,402	1,385	1%

Total Operating Expenses	5,558	5,506	1%	11,632	10,876	7%

Operating Income	$540	$531	2%	$885	$1,050	(16%)

Operating Margin	8.9%	8.8%	0.1 pts	7.1%	8.8%	(1.7 pts)

OPERATING STATISTICS

Operating Weekdays	63	63	—	127	128	(1%)

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,086	1,163	(7%)	1,094	1,150	(5%)
U.S. Overnight Envelope	611	677	(10%)	621	688	(10%)
U.S. Deferred	832	902	(8%)	830	883	(6%)

Total U.S. Domestic Package	2,529	2,742	(8%)	2,545	2,721	(6%)
International Priority	500	535	(7%)	497	516	(4%)
International Domestic	311	310	0%	309	294	5%

Total Average Daily Packages	3,340	3,587	(7%)	3,351	3,531	(5%)

Average Daily Freight Pounds (000s):
U.S.	7,335	8,915	(18%)	7,315	8,878	(18%)
International Priority	2,216	2,279	(3%)	2,264	2,150	5%
International Airfreight	1,605	1,827	(12%)	1,737	1,789	(3%)

Total Avg Daily Freight Pounds	11,156	13,021	(14%)	11,316	12,817	(12%)

YIELD
Revenue Per Package:
U.S. Overnight Box	$23.66	$22.06	7%	$23.96	$21.94	9%
U.S. Overnight Envelope	12.62	11.27	12%	12.84	11.26	14%
U.S. Deferred	14.13	12.84	10%	14.25	12.76	12%

Total U.S. Domestic Package	17.86	16.36	9%	18.08	16.26	11%
International Priority	61.30	56.63	8%	62.93	56.52	11%
International Domestic	8.06	8.90	(9%)	8.34	8.75	(5%)

Composite Package Yield	$23.44	$21.73	8%	$23.84	$21.52	11%

Revenue Per Freight Pound:
U.S.	$1.29	$1.08	19%	$1.28	$1.05	22%
International Priority	2.32	2.17	7%	2.31	2.19	5%
International Airfreight	1.09	0.83	31%	1.10	0.83	33%

Composite Freight Yield	$1.46	$1.23	19%	$1.46	$1.21	21%

Average Full-Time Equivalents (000s)	128	131	(2%)	129	131	(2%)

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2009
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2008	2007	%	2008	2007	%

FINANCIAL HIGHLIGHTS

Revenue	$1,789	$1,698	5%	$3,550	$3,316	7%

Operating Expenses:
Salaries and employee benefits	279	272	3%	546	532	3%
Purchased transportation[1]	745	739	1%	1,516	1,391	9%
Rentals	58	50	16%	109	93	17%
Depreciation and amortization	81	77	5%	161	150	7%
Fuel[1]	3	4	(25%)	5	6	(17%)
Maintenance and repairs	37	38	(3%)	74	72	3%
Intercompany charges	180	165	9%	358	324	10%
Other	194	180	8%	373	385	(3%)

Total Operating Expenses	1,577	1,525	3%	3,142	2,953	6%

Operating Income	$212	$173	23%	$408	$363	12%

Operating Margin	11.9%	10.2%	1.7 pts	11.5%	10.9%	0.6 pts

OPERATING STATISTICS

Operating Weekdays	63	63	—	127	128	(1%)

Average Daily Package Volume (000s)
FedEx Ground	3,473	3,505	(1%)	3,405	3,356	1%
FedEx SmartPost	777	672	16%	680	603	13%

Yield (Revenue Per Package)
FedEx Ground	$7.70	$7.27	6%	$7.78	$7.34	6%
FedEx SmartPost	$2.07	$2.12	(2%)	$2.10	$2.07	1%

1	-	FedEx Ground reclassified certain fuel supplement costs related to its independent contractors from fuel expense to purchased transportation expense to conform to the current period presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2009
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2008	2007	%	2008	2007	%

FINANCIAL HIGHLIGHTS

Revenue	$1,200	$1,236	(3%)	$2,553	$2,469	3%

Operating Expenses:
Salaries and employee benefits	592	607	(2%)	1,206	1,202	0%
Purchased transportation	151	147	3%	331	277	19%
Rentals and landing fees	35	29	21%	68	57	19%
Depreciation and amortization	53	58	(9%)	107	115	(7%)
Fuel	150	141	6%	356	271	31%
Maintenance and repairs	41	45	(9%)	84	92	(9%)
Intercompany charges	29	20	45%	51	41	24%
Other	117	110	6%	229	230	(0%)

Total Operating Expenses	1,168	1,157	1%	2,432	2,285	6%

Operating Income	$32	$79	(59%)	$121	$184	(34%)

Operating Margin	2.7%	6.4%	(3.7 pts)	4.7%	7.5%	(2.8 pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—	126	127	(1%)
LTL Shipments Per Day (000s)	80.3	81.9	(2%)	81.5	80.6	1%
Weight Per LTL Shipment (lbs)	1,122	1,129	(1%)	1,131	1,130	0%
LTL Revenue/CWT	$19.44	$19.56	(1%)	$19.96	$19.48	2%